Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE:

First Carolina Financial Services Announces CFO Retirement

RALEIGH, N.C. (September 18, 2026) – First Carolina Financial Services, Inc. (NYSE: FCBM) (“First Carolina” or the “Company”), the holding company for First Carolina Bank (“Bank”), announced today that Steven Deaton, Chief Financial Officer and Chief Risk Officer of the Company and the Bank, plans to retire, effective January 1, 2027.

“We are extremely grateful for Steven’s many contributions to First Carolina,” said Ron Day, Chairman, President, and CEO. “He has led us through a number of key milestones including recent periods of substantial expansion and growth, the acquisition of BM Technologies and our recent initial public offering. Steven has decided to retire from his banking career to focus on his family and personal pursuits. We’re thrilled for him as he steps into this next chapter and wish him much happiness.”

A seasoned banking executive with more than 40 years of broad experience with regional and community banks, Deaton held senior leadership roles, including President, CEO, CFO, Chief Credit Officer, and Chief Risk Officer, across a range of financial institutions.

About First Carolina Financial Services, Inc.

First Carolina Financial Services, Inc. (NYSE: FCBM) operates as a bank holding company for First Carolina Bank that provides financial services for businesses, higher education institutions, and individuals. First Carolina offers a range of deposit and loan products and trust services. First Carolina is headquartered in Raleigh, North Carolina with full-service banking offices in Rocky Mount, Raleigh, Wilmington, Cary, and Reidsville, North Carolina; Virginia Beach, Virginia; Columbia and Greenville, South Carolina; and Atlanta, Georgia. For more information, please visit firstcarolinabank.com. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this press release. The inclusion of our website address in this press release is only as an inactive textual reference.

Investor Relations Contact:

Kristen Brabble

Chief Operating Officer

252-451-2964

investorrelations@firstcarolinabank.com